Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: John E. Nypaver, Jr. 843-740-2002 investors@ingevity.com
Ingevity reports third quarter 2025 financial results
HIGHLIGHTS:
•Announced the sale of the majority of Industrial Specialties product line and North Charleston crude tall oil refinery for $110 million expected to close by early 2026; reported as discontinued operations beginning in Q3
•Total Net sales of $362.1 million (continuing and discontinued operations), down 4% compared to prior year, primarily due to lower sales in Advanced Polymer Technologies and Performance Chemicals; net sales from continuing operations of $333.1 million, flat compared to prior year
•Net income of $43.5 million and diluted earnings per share (EPS) of $1.18; net income from continuing operations of $40.8 million and diluted EPS from continuing operations of $1.10
•Total Adjusted Earnings of $56.3 million (continuing and discontinued operations) and Total Diluted Adjusted EPS of $1.52; Total Adjusted EBITDA of $121.2 million increased 14% and margin improved to 33.5%
•Operating cash flow of $129.7 million; strong free cash flow of $117.8 million enabled acceleration of net leverage improvement to 2.7x and $25 million of share repurchases
•Ingevity revises full year guidance: Total Net sales between $1.25 billion and $1.35 billion; Total Adjusted EBITDA between $390 million and $405 million
The results and guidance in this release include non-GAAP financial measures, several of which are new to present results on a combined basis inclusive of continuing and discontinued operations. Refer to the section entitled “Use of non-GAAP financial measures” within this release. All comparisons are made versus the same period in 2024 unless otherwise stated.
NORTH CHARLESTON, S.C., November 5, 2025 – Ingevity Corporation (NYSE: NGVT) today reported its financial results for the third quarter 2025.
The sale of the majority of the Industrial Specialties product line and North Charleston crude tall oil refinery (“Divestiture”) was announced on September 4, 2025, and is expected to close by early 2026. The results associated with the Divestiture are now reported as discontinued operations.
Net sales from continuing operations were $333.1 million, flat to prior year. Growth in the Performance Chemicals segment’s Road Technologies product line and Performance Materials segment was offset by lower sales in Advanced Polymer Technologies (APT). Net income from continuing operations was $40.8 million with diluted earnings per share from continuing operations of $1.10.
Adjusted earnings from continuing operations of $48.3 million were flat to prior year and reflect $4.2 million of indirect costs associated with the Divestiture that are not eligible for discontinued operations presentation. Diluted adjusted earnings per share from continuing operations of $1.31 were down 2%. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $110.4 million, an increase of 2%. Adjusted EBITDA margin from continuing operations was 33.1%, an increase of 60 basis points.
“We are excited to have executed the initial step in our portfolio optimization with the announced sale of Industrial Specialties and the North Charleston refinery, and expect to communicate the results of our portfolio review by the end of the year. Our strong quarterly results highlight the resilience of Performance Materials in a dynamic tariff environment, the successful execution of our repositioning actions, and record pavement sales in North America. This combination resulted in significant free cash flow generation which enabled us to accelerate deleveraging and resume share repurchases,” said David Li, president and CEO of Ingevity.
Performance Materials
Performance Materials sales increased 3% to $155.0 million, driven primarily by volume growth reflecting improved global auto production. Segment EBITDA was down 1% to $79.9 million with segment EBITDA margins of 51.5% as the benefit from increased volumes was offset primarily by higher variable compensation and a negative impact of foreign exchange (FX).
Advanced Polymer Technologies
Sales in Advanced Polymer Technologies declined by $10.6 million to $38.2 million, reflecting continued pressure from indirect tariff impacts that depressed demand in customers’ end markets, continued weak industrial demand and increased competition in China. Segment EBITDA increased 1% to $9.9 million with segment EBITDA margin improving 580 basis points to 25.9% driven by lower raw material costs, improved operational efficiencies, and favorable FX.
Performance Chemicals
Sales in Performance Chemicals from continuing operations were $139.9 million, up nearly 5% as North America pavement sales reached record levels. Segment EBITDA from continuing operations increased 2% to $24.8 million. Segment EBITDA margin was 17.7%, down 40 basis points, primarily due to lower pricing in road markings to address competitive pressures.
Liquidity/Other
Total operating cash flow, inclusive of discontinued operations, was $129.7 million with strong free cash flow of $117.8 million driven by improved profitability. The company used free cash flow to repurchase $25 million of shares and improved net leverage to 2.7x. Approximately $328 million of share repurchase authorization remains available.
Full Year 2025 Guidance
The Company is revising full-year guidance to total net sales between $1.25 billion and $1.35 billion and total adjusted EBITDA between $390 million and $405 million. This revision reflects specific challenges within the Advanced Polymer Technologies segment related to competitive pressures and ongoing indirect tariff impacts, which have further delayed the expected recovery in industrial demand.
Additional Information
The company will host a live webcast on Thursday, November 6th, at 10:00 a.m. (Eastern) to discuss Ingevity’s first-quarter fiscal results. The webcast can be accessed on the investors section of Ingevity’s website. You may also listen to the conference call by dialing 833 470 1428 (inside the U.S.) and entering access code 590026. Callers outside the U.S. can find global dial-in numbers here. For those unable to join the live event, a recording will be available beginning at approximately 2:00 p.m. (Eastern) on November 6th, 2025, through November 5th, 2026.
Ingevity: Purify, Protect and Enhance
Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and pavement technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, certified biodegradable bioplastics, coatings, elastomers, pavement markings and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 24 locations around the world and employs approximately 1,600 people. The company’s common stock is traded on the New York Stock Exchange (NYSE:NGVT). For more information, visit ingevity.com.
Use of non-GAAP financial measures: This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided within the Appendix to this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. The company does not attempt to provide reconciliations of forward-looking non-GAAP guidance to the comparable GAAP measure because the impact and timing of the factors underlying the guidance assumptions are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, Ingevity believes such reconciliations would imply a degree of certainty that could be confusing to investors.
Forward-looking statements: This press release contains “forward looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward looking statements may include, without limitation, anticipated timing, results, charges and costs of any current or future repositioning of our Performance Chemicals segment, including the Divestiture, the oleo-based product refining transition, closure of our plants in Crossett, Arkansas and DeRidder, Louisiana, the timing and closing of the Divestiture, the potential benefits of any divestiture, acquisition or investment transaction, including the Divestiture and payment of any contingent consideration pursuant thereto, leadership transitions within our organization, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; litigation-related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward looking statements, or that could cause other forward looking statements to prove incorrect, include, without limitation, risks related to the satisfaction of the conditions to closing the Divestiture in the anticipated timeframe or at all; risks that the expected benefits from the Divestiture will not be realized or will not be realized within the expected time period; the risks that associated with the co-located businesses and potential impacts to our plant operations, charges, costs or actions, including adverse legal or regulatory actions, resulting from, or in connection with, the current or future repositioning of our Performance Chemicals segment, including the Divestiture, the oleo-based product refining transition, closure of our plants in Crossett, Arkansas and DeRidder, Louisiana; losses due to resale of crude tall oil at less than we paid for it; leadership transitions within our organization; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation, global trade tensions, and the Russia Ukraine war and conflict in the middle east; risks related to our international sales and operations, including changes in tariffs; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; planned and unplanned production slowdowns and shutdowns, turnarounds and outages, attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10 K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.

INGEVITY CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share data	2025	2024	2025	2024
Net sales	$333.1	$333.8	$912.5	$936.8
Cost of sales	199.2	202.2	538.8	571.9
Gross profit	133.9	131.6	373.7	364.9
Selling, general, and administrative expenses	44.1	37.9	129.6	119.5
Research and technical expenses	7.0	6.2	21.0	18.0
Restructuring and other (income) charges, net	1.0	3.3	10.1	8.3
Goodwill impairment charge	—	—	183.8	306.6
Acquisition-related costs	—	(0.1)	—	—
Other (income) expense, net	1.2	6.5	9.5	7.8
Interest expense, net	18.4	23.8	56.4	69.3
Income (loss) from continuing operations before income taxes	62.2	54.0	(36.7)	(164.6)
Provision (benefit) for income taxes on continuing operations	21.4	6.5	34.8	(23.6)
Net income (loss) from continuing operations	40.8	47.5	(71.5)	(141.0)
Income (loss) from discontinued operations, net of income taxes	2.7	(154.7)	(11.0)	(305.9)
Net income (loss)	$43.5	$(107.2)	$(82.5)	$(446.9)

Per share data
Basic earnings (loss) per share from continuing operations	$1.12	$1.31	$(1.97)	$(3.88)
Basic earnings (loss) per share from discontinued operations	0.08	(4.26)	(0.30)	(8.43)
Basic earnings (loss) per share	$1.20	$(2.95)	$(2.27)	$(12.31)

Diluted earnings (loss) per share from continuing operations	$1.10	$1.30	$(1.97)	$(3.88)
Diluted earnings (loss) per share from discontinued operations	0.08	(4.24)	(0.30)	(8.43)
Diluted earnings (loss) per share	$1.18	$(2.94)	$(2.27)	$(12.31)

Weighted average shares outstanding
Basic	36.3	36.3	36.4	36.3
Diluted	37.0	36.5	36.4	36.3

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2025	2024	2025	2024
Performance Materials	$155.0	$151.1	$455.7	$453.4
Performance Chemicals	139.9	133.9	333.1	338.7
Advanced Polymer Technologies	38.2	48.8	123.7	144.7
Net sales	$333.1	$333.8	$912.5	$936.8

Performance Materials	$79.9	$80.6	$236.1	$240.8
Performance Chemicals	24.8	24.3	55.1	45.3
Advanced Polymer Technologies	9.9	9.8	23.3	29.1
Segment EBITDA (1)	$114.6	$114.7	$314.5	$315.2
Interest expense, net	(18.4)	(23.8)	(56.4)	(69.3)
(Provision) benefit for income taxes on continuing operations	(21.4)	(6.5)	(34.8)	23.6
Depreciation and amortization (2)	(27.7)	(25.2)	(77.4)	(75.0)
Restructuring and other income (charges), net (3) (4)	(1.0)	(3.3)	(10.1)	(8.3)
Goodwill impairment charge (3) (5)	—	—	(183.8)	(306.6)
Acquisition and other-related costs (3) (6)	—	0.1	—	—
Gain (loss) on strategic investments (3) (7)	—	(2.2)	(2.5)	(2.1)
Proxy contest charges (3) (8)	—	—	(8.2)	—
Portfolio review expenses (3) (9)	(1.1)	—	(1.1)	—
Indirect costs allocated to Divestiture (3) (10)	(4.2)	(6.3)	(11.7)	(18.5)
Net income (loss) from continuing operations	$40.8	$47.5	$(71.5)	$(141.0)
_______________
(1) Segment EBITDA is the primary measure used by our chief operating decision maker ("CODM"), the CEO and President of Ingevity, to evaluate the performance of and allocate resources among our reportable segments. Segment EBITDA is defined as segment net sales less segment operating expenses (segment operating expenses consist of costs of sales, selling, general and administrative expenses, research and technical expenses, other (income) expense, net, excluding depreciation and amortization). We have excluded the following items from segment EBITDA: interest expense associated with corporate debt facilities, interest income, income taxes, depreciation, amortization, restructuring and other income (charges), net, goodwill impairment charges, acquisition and other-related income (costs), litigation verdict charges, gain (loss) on strategic investments, proxy contest charges, portfolio review expenses, indirect costs allocated to Divestiture, and pension and postretirement settlement and curtailment income (charges), net.
(2) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2025	2024	2025	2024
Performance Materials	$11.3	$9.7	$31.1	$29.0
Performance Chemicals	6.4	6.1	18.3	18.3
Advanced Polymer Technologies	8.9	7.9	24.9	23.0
Indirect costs allocated to Divestiture (i)	1.1	1.5	3.1	4.7
Depreciation and amortization	$27.7	$25.2	$77.4	$75.0
_______________
(i) Includes indirect costs previously allocated to the Divestiture that are not eligible for discontinued operations accounting treatment.
(3) For more information on these charges, refer to the Reconciliation of Adjusted Earnings table on page 8.
(4) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2025	2024	2025	2024
Performance Materials	$—	$0.6	$—	$0.7
Performance Chemicals	0.2	1.2	1.4	3.7
Advanced Polymer Technologies	0.1	0.2	6.6	0.1
Indirect costs allocated to Divestiture	0.7	1.3	2.1	3.8
Restructuring and other (income) charges, net	$1.0	$3.3	$10.1	$8.3
_______________
(i) Includes indirect costs previously allocated to the Divestiture that are not eligible for discontinued operations accounting treatment.
(5) For the three and nine months ended September 30, 2025, charges relate to the Advanced Polymer Technologies reportable segment. For the three and nine months ended September 30, 2024, charges relate to the Performance Chemicals reportable segment.
(6) For the three and nine months ended September 30, 2024, charges relate to the Performance Chemicals reportable segment.
Financial Schedules - Page 2

(7) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2025	2024	2025	2024
Performance Materials	$—	$—	$—	$(0.1)
Performance Chemicals	—	—	—	—
Advanced Polymer Technologies	—	2.2	2.5	2.2
(Gain) loss on strategic investments	$—	$2.2	$2.5	$2.1
(8) Charges represent legal and other professional service fees as well as incremental proxy solicitation costs related to a proxy contest.
(9) Charges represent professional service fees related to a review of the company's portfolio.
(10) Includes indirect costs previously allocated to the Divestiture that are not eligible for discontinued operations accounting treatment.

Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

In millions	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$83.4	$68.0
Accounts receivable, net	168.1	131.7
Inventories, net	193.7	180.8
Prepaid and other current assets	45.8	51.1
Current assets of discontinued operations	31.2	61.6
Current assets	522.2	493.2
Property, plant, and equipment, net	629.7	644.1
Goodwill	4.3	175.2
Other intangibles, net	267.6	278.8
Deferred income taxes	93.2	117.9
Restricted investment	83.7	81.6
Strategic investments	105.2	87.3
Other assets	103.6	116.2
Noncurrent assets of discontinued operations	24.3	28.3
Total Assets	$1,833.8	$2,022.6

Liabilities
Accounts payable	$100.9	$94.5
Accrued expenses	159.1	58.1
Notes payable and current maturities of long-term debt	102.0	61.3
Other current liabilities	45.0	45.2
Current liabilities of discontinued operations	4.6	5.0
Current liabilities	411.6	264.1
Long-term debt including finance lease obligations	1,158.5	1,339.7
Deferred income taxes	56.2	56.2
Other liabilities	62.6	157.6
Noncurrent liabilities of discontinued operations	6.8	9.8
Total Liabilities	1,695.7	1,827.4
Equity	138.1	195.2
Total Liabilities and Equity	$1,833.8	$2,022.6

Financial Schedules - Page 4

INGEVITY CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2025 (1)	2024 (1)	2025 (1)	2024 (1)
Cash provided by (used in) operating activities:
Net income (loss)	$43.5	$(107.2)	$(82.5)	$(446.9)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	28.0	26.2	78.5	83.1
Restructuring and other (income) charges, net	9.9	86.9	44.1	162.8
CTO resales	—	0.8	—	50.8
(Gain) loss on strategic investment	—	6.7	2.5	11.4
Goodwill impairment charge	—	—	183.8	349.1
CTO supply contract termination charges	—	100.0	—	100.0
Other non-cash items	35.9	(24.7)	47.0	(77.3)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Restructuring and other cash outflow, net	(12.3)	(21.0)	(35.4)	(43.9)
CTO resales cash inflow (outflow), net	—	0.3	6.2	(45.0)
CTO supply contract termination cash outflow	—	(50.0)	—	(50.0)
Changes in other operating assets and liabilities, net	24.7	28.5	(10.1)	(30.0)
Net cash provided by (used in) operating activities	$129.7	$46.5	$234.1	$64.1
Cash provided by (used in) investing activities:
Capital expenditures	$(11.9)	$(18.0)	$(34.1)	$(52.7)
Purchase of strategic investments	(21.0)	—	(21.0)	—
Other investing activities, net	4.8	0.6	12.7	1.2
Net cash provided by (used in) investing activities	$(28.1)	$(17.4)	$(42.4)	$(51.5)
Cash provided by (used in) financing activities:
Proceeds from revolving credit facility and other borrowings	$51.0	$30.3	$209.5	$150.5
Payments on revolving credit facility and other borrowings	(120.7)	(36.2)	(350.0)	(119.3)
Finance lease obligations, net	(0.3)	(0.3)	(0.9)	(0.9)
Tax payments related to withholdings on vested equity awards	(0.2)	(0.1)	(2.8)	(2.9)
Proceeds and withholdings from share-based compensation plans, net	0.6	—	0.6	—
Repurchases of common stock under stock repurchase plan	(25.2)	—	(25.2)	—
Net cash provided by (used in) financing activities	$(94.8)	$(6.3)	$(168.8)	$27.4
Increase (decrease) in cash, cash equivalents, and restricted cash	6.8	22.8	22.9	40.0
Effect of exchange rate changes on cash	0.5	5.4	4.9	1.6
Change in cash, cash equivalents, and restricted cash(2)	7.3	28.2	27.8	41.6
Cash, cash equivalents, and restricted cash at beginning of period	107.1	125.3	86.6	111.9
Cash, cash equivalents, and restricted cash at end of period (2)	$114.4	$153.5	$114.4	$153.5

(1) The cash flows related to discontinued operations have not been segregated and remain included in the major classes of assets and liabilities. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

(2) Includes restricted cash of $31.0 million and $18.0 million and cash and cash equivalents of $83.4 million and $135.5 million at September 30, 2025 and 2024, respectively. Restricted cash is included within "Prepaid and other current assets" and "Restricted investment" within the condensed consolidated balance sheets.

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$13.5	$18.7	$50.7	$61.0
Cash paid for income taxes, net of refunds	1.5	1.8	7.1	24.0
Purchases of property, plant, and equipment in accounts payable	(0.7)	0.4	1.6	2.2
Leased assets obtained in exchange for new operating lease liabilities	0.6	3.6	1.0	5.5

Financial Schedules - Page 5

Ingevity Corporation
Non-GAAP Financial Measures
Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP on the following pages. These financial measures are not meant to be considered in isolation nor as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. Investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance, liquidity measures, and projected future results.
Ingevity uses the following non-GAAP measures:
Adjusted earnings (loss) from continuing operations is defined as net income (loss) from continuing operations plus restructuring and other (income) charges, net, goodwill impairment charges, acquisition and other-related (income) costs, pension and postretirement settlement and curtailment (income) charges, (gain) loss on strategic investments, debt refinancing fees, litigation verdict charges, proxy contest charges, portfolio review expenses, and the income tax expense (benefit) on those items, less the provision (benefit) from certain discrete tax items.
Adjusted earnings (loss) from discontinued operations is defined as net income (loss) from discontinued operations plus restructuring and other (income) charges, net, goodwill impairment charges, acquisition and other-related (income) costs, loss on CTO resales, CTO supply contract termination charges, (gain) loss on strategic investments, and the income tax expense (benefit) on those items, less the provision (benefit) from certain discrete tax items.
Total adjusted earnings (loss) is defined as Adjusted earnings (loss) from continuing operations and Adjusted earnings (loss) from discontinued operations.
Diluted adjusted earnings (loss) from continuing operations per share is defined as diluted earnings (loss) from continuing operations per share plus restructuring and other (income) charges, net, per share, goodwill impairment charges per share, acquisition and other-related (income) costs per share, pension and postretirement settlement and curtailment (income) charges per share, (gain) loss on strategic investments per share, debt refinancing fees per share, litigation verdict charge per share, proxy contest charges per share, portfolio review expenses per share, and the income tax expense (benefit) per share on those items, less the provision (benefit) from certain discrete tax items per share.
Diluted adjusted earnings (loss) from discontinued operations per share is defined as diluted earnings (loss) from discontinued operations per share plus restructuring and other (income) charges, net, per share, goodwill impairment charges per share, acquisition and other-related (income) costs per share, loss on CTO resales per share, CTO supply contract termination charges per share, (gain) loss on strategic investments per share, and the income tax expense (benefit) per share on those items, less the provision (benefit) from certain discrete tax items per share.
Total diluted adjusted earnings (loss) per share is defined as diluted adjusted earnings (loss) from continuing operations per share and diluted adjusted earnings (loss) from discontinued operations per share.
Adjusted EBITDA from continuing operations is defined as net income (loss) from continuing operations plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, goodwill impairment charges, acquisition and other-related (income) costs, litigation verdict charges, (gain) loss on strategic investments, proxy contest charges, portfolio review expenses, and pension and postretirement settlement and curtailment (income) charges, net.
Adjusted EBITDA from discontinued operations is defined as net income (loss) from discontinued operations plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, goodwill impairment charges, acquisition and other-related (income) costs, (gain) loss on strategic investments, loss on CTO resales, and CTO supply contract termination charges.
Total adjusted EBITDA is defined as Adjusted EBITDA from continuing operations and Adjusted EBITDA from discontinued operations.
Adjusted EBITDA margin from continuing operations is defined as Adjusted EBITDA from continuing operations divided by Net sales from continuing operations
Financial Schedules - Page 6

Ingevity Corporation
Non-GAAP Financial Measures
Adjusted EBITDA margin from discontinued operations is defined as Adjusted EBITDA from discontinued operations divided by Net sales from discontinued operations
Total Adjusted EBITDA Margin is defined as Total Adjusted EBITDA divided by Total net sales.
Total Net Sales is defined as Net sales from continuing operations and Net sales from discontinued operations
Net Debt is defined as the sum of notes payable, short-term debt, current maturities of long-term debt and long-term debt including finance lease obligations less the sum of cash and cash equivalents, restricted cash associated with our new market tax credit financing arrangement, and restricted investment associated with certain finance lease obligations, excluding the allowance for credit losses on held-to-maturity debt securities held within the restricted investment.
Net Debt Ratio is defined as Net Debt divided by the last twelve months Total Adjusted EBITDA.
Free Cash Flow is defined as the sum of net cash provided by (used in) the following items: operating activities less capital expenditures.
Ingevity's management also uses the above financial measures as the primary measures of profitability and liquidity of the business. In addition, Ingevity believes Total Adjusted EBITDA and Total Adjusted EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.
GAAP Reconciliation of 2025 Total Adjusted EBITDA Guidance
A reconciliation of net income to Total Adjusted EBITDA as projected for 2025 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components, net of tax, include further restructuring and other income (charges), net; additional acquisition and other-related (income) costs; litigation verdict charges; additional pension and postretirement settlement and curtailment (income) charges; and revisions due to legislative tax rate changes. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in Total Adjusted EBITDA, that have a similar impact on the comparability of periods, and which are not known at this time, may exist and impact Total Adjusted EBITDA.
Financial Schedules - Page 7

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Total Adjusted Earnings (Loss) (Non-GAAP) and Reconciliation of Diluted Earnings (Loss) per Common Share (GAAP) to Total Diluted Adjusted Earnings per Share (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share data (unaudited)	2025	2024	2025	2024
Net income (loss) from continuing operations (GAAP)	$40.8	$47.5	$(71.5)	$(141.0)
Restructuring and other (income) charges, net (1)	1.0	3.3	10.1	8.3
Goodwill impairment charge (2)	—	—	183.8	306.6
Acquisition and other-related costs (3)	—	(0.1)	—	—
(Gain) loss on strategic investments (4)	—	2.2	2.5	2.1
Proxy contest charges (5)	—	—	8.2	—
Portfolio review expenses (6)	1.1	—	1.1	—
Tax effect on items above (7)	(0.5)	(1.0)	(51.2)	(74.2)
Certain discrete tax provision (benefit) (8)	5.9	(3.4)	47.2	21.0
Adjusted earnings (loss) from continuing operations (Non-GAAP)	$48.3	$48.5	$130.2	$122.8

Net income (loss) from discontinued operations (GAAP)	$2.7	$(154.7)	$(11.0)	$(305.9)
Restructuring and other (income) charges, net (1)	8.8	83.6	33.9	154.5
Goodwill impairment charge (2)	—	—	—	42.5
Loss on CTO resales (9)	—	0.8	—	50.8
CTO supply contract termination charges (10)	—	100.0	—	100.0
(Gain) loss on strategic investments (4)	—	4.5	—	9.3
Tax effect on items above (7)	(2.0)	(42.3)	(7.9)	(83.8)
Certain discrete tax provision (benefit) (8)	(1.5)	(0.2)	(1.5)	3.4
Adjusted earnings (loss) from discontinued operations (Non-GAAP)	$8.0	$(8.3)	$13.5	$(29.2)

Total adjusted earnings (loss) (Non-GAAP)	$56.3	$40.2	$143.7	$93.6

Diluted earnings (loss) from continuing operations per share (GAAP)	$1.10	$1.30	$(1.97)	$(3.88)
Restructuring and other (income) charges, net	0.03	0.09	0.28	0.25
Goodwill impairment charge	—	—	5.01	8.40
Acquisition and other-related costs	—	—	—	—
(Gain) loss on strategic investments	—	0.06	0.07	0.06
Proxy contest charges	—	—	0.22	—
Strategic review charges	0.03	—	0.03	—
Tax effect on items above	(0.01)	(0.03)	(1.38)	(2.03)
Certain discrete tax provision (benefit)	0.16	(0.09)	1.28	0.58
Diluted adjusted earnings (loss) from continuing operations per share (Non-GAAP)	$1.31	$1.33	$3.54	$3.38

Financial Schedules - Page 8

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Diluted earnings (loss) from discontinued operations per share (GAAP)	$0.08	$(4.24)	$(0.30)	$(8.43)
Restructuring and other (income) charges, net	0.23	2.30	0.92	4.23
Goodwill impairment charge	—	—	—	1.22
Loss on CTO resales	—	0.02	—	1.40
CTO supply contract termination charges	—	2.75	—	2.75
(Gain) loss on strategic investments	—	0.12	—	0.25
Tax effect on items above	(0.06)	(1.17)	(0.22)	(2.33)
Certain discrete tax provision (benefit)	(0.04)	(0.01)	(0.04)	0.09
Diluted adjusted earnings (loss) from discontinued operations per share (Non-GAAP)	$0.21	$(0.23)	$0.36	$(0.82)

Total diluted adjusted earnings (loss) per share (Non-GAAP)	$1.52	$1.10	$3.90	$2.56
Weighted average common shares outstanding - Diluted(11)	37.0	36.5	36.8	36.5
_______________
(1) We regularly perform strategic reviews and assess the return on our operations, which sometimes results in a plan to restructure the business. These costs are excluded from our reportable segment results; details of which are included in the table below. For the details of these costs between our reportable segments, see Segment Operating Results on page 2.

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2025	2024	2025	2024
Work force reductions and other	$0.3	$—	$8.0	$—
Performance Chemicals repositioning	0.7	2.0	2.1	3.4
Restructuring charges (i)	$1.0	$2.0	$10.1	$3.4
North Charleston plant transition	—	1.3	—	4.9
Other (income) charges, net (i)	$—	$1.3	$—	$4.9
Restructuring and other (income) charges, net (ii)	$1.0	$3.3	$10.1	$8.3
_________________
(i) Amounts are recorded within Restructuring and other (income) charges, net on the condensed consolidated statement of operations.
(ii) For information on our Workforce reductions and other, Performance Chemicals' repositioning, and North Charleston plant transition costs please refer to Note 15, Restructuring and Other (Income) Charges, net, in the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2024, filed on February 19, 2025. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2025.

(2) During the second quarter of 2025, the company concluded that the carrying value of the Advanced Polymer Technologies reporting unit exceeded its fair value, resulting in a non-cash goodwill impairment charge. During the second quarter of 2024, the company concluded that the carrying value of the Performance Chemicals reporting unit exceeded its fair value, resulting in a non-cash goodwill impairment charge.
(3) Charges represent (income) losses incurred to complete and integrate acquisitions and other strategic investments. Charges may include the expensing of the inventory fair value step-up resulting from the application of purchase accounting for acquisitions and certain legal and professional fees associated with the completion of acquisitions and strategic investments. For the details of these costs between our reportable segments, see Segment Operating Results on page 2.
(4) We exclude gains and losses from strategic investments from our segment results, as well as our non-GAAP financial measures, because we do not consider such gains or losses to be directly associated with the operational performance of the segment. We believe that the inclusion of such gains or losses, would impair the factors and trends affecting the historical financial performance of our reportable segments. We continue to include undistributed earnings or loss, distributions, amortization or accretion of basis differences, and other-than-temporary impairments for equity method investments that we believe are directly attributable to the operational performance of such investments, in our reportable segment results.
(5) Charges represent legal and other professional service fees as well as incremental proxy solicitation costs related to a proxy contest.
(6) Charges represent professional service fees related to a review of the company's portfolio.
(7) Income tax impact of non-GAAP adjustments is the summation of the calculated income tax charge related to each pre-tax non-GAAP adjustment. The non-GAAP adjustments relate primarily to adjustments in the United States. As such, the income tax effect is calculated using the statutory tax rates of 21% for the United States and approximately 2.5% for state and local taxes, applied to the non-GAAP adjustments.
(8) Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of legislative tax rate changes.
(9) Due to the DeRidder Plant closure and the corresponding reduced CTO refining capacity, we were obligated, under an existing CTO supply contract, to purchase CTO through 2025 at amounts in excess of required CTO volumes. On July 1, 2024, the CTO supply contract that resulted in these excess CTO volumes was terminated. As a result of the termination, the purchases under the CTO supply contract ended effective June 30, 2024. The CTO resale activity described above ended in 2024.
Financial Schedules - Page 9

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

(10) As consideration for the termination of the CTO supply contract, we made a cash payment in the amount of $50.0 million on July 1, 2024 and an additional cash payment in the amount of $50.0 million on October 8, 2024. Since this contract termination is directly attributable to the Performance Chemicals’ repositioning, that is, it does not represent normal, recurring expenses necessary to operate our business, we have excluded the CTO supply contract termination charges for the purposes of calculating our non-GAAP financial performance measures.
(11) The average number of shares outstanding used in the nine months ended September 30, 2025 diluted adjusted earnings (loss) per share computation (Non-GAAP) includes 0.4 million diluted shares. The average number of shares outstanding used in the nine months ended September 30, 2024 diluted adjusted earnings (loss) per share computation (Non-GAAP) includes 0.2 million diluted shares. This number of shares differs from the average number of shares outstanding used in diluted earnings (loss) per share computations (GAAP) as we had a net loss from continuing operations on a GAAP basis.
Financial Schedules - Page 10

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Total Adjusted EBITDA (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except percentages (unaudited)	2025	2024	2025	2024
Net income (loss) from continuing operations (GAAP)	$40.8	$47.5	$(71.5)	$(141.0)
Provision (benefit) for income taxes on continuing operations	21.4	6.5	34.8	(23.6)
Interest expense, net	18.4	23.8	56.4	69.3
Depreciation and amortization	27.7	25.2	77.4	75.0
Restructuring and other (income) charges, net (1)	1.0	3.3	10.1	8.3
Goodwill impairment charge (1)	—	—	183.8	306.6
Acquisition and other-related (income) costs (1)	—	(0.1)	—	—
(Gain) loss on strategic investments (1)	—	2.2	2.5	2.1
Proxy contest charges (1)	—	—	8.2	—
Portfolio review expenses (1)	1.1	—	1.1	—
Adjusted EBITDA from continuing operations (Non-GAAP)	$110.4	$108.4	$302.8	$296.7

Net income (loss) from discontinued operations (GAAP)	$2.7	$(154.7)	$(11.0)	$(305.9)
Provision (benefit) for income taxes on discontinued operations	(1.0)	(37.2)	(4.3)	(73.9)
Depreciation and amortization	0.3	1.0	1.1	8.1
Restructuring and other (income) charges, net (1)	8.8	83.6	33.9	154.5
Goodwill impairment charge (1)	—	—	—	42.5
Loss on CTO resales (1)	—	0.8	—	50.8
CTO supply contract termination charges (1)	—	100.0	—	100.0
(Gain) loss on strategic investments (1)	—	4.5	—	9.3
Adjusted EBITDA from discontinued operations (Non-GAAP)	$10.8	$(2.0)	$19.7	$(14.6)

Total Adjusted EBITDA (Non-GAAP)	$121.2	$106.4	$322.5	$282.1

Net sales from continuing operations	$333.1	$333.8	$912.5	$936.8
Net income (loss) margin from continuing operations	12.2%	14.2%	(7.8)%	(15.1)%
Adjusted EBITDA margin from continuing operations (Non-GAAP)	33.1%	32.5%	33.2%	31.7%

Net sales from discontinued operations	$29.0	$43.1	$98.7	$170.8
Net income (loss) margin from discontinued operations	9.3%	(358.9)%	(11.1)%	(179.1)%
Adjusted EBITDA margin from discontinued operations (Non-GAAP)	37.2%	(4.6)%	20.0%	(8.5)%

Total Net sales (Non-GAAP)	$362.1	$376.9	$1,011.2	$1,107.6
Net income (loss) as a percentage of Total Net sales	12.0%	(28.4)%	(8.2)%	(40.3)%
Total Adjusted EBITDA margin (Non-GAAP)	33.5%	28.2%	31.9%	25.5%
_______________
(1) For more information on these charges, refer to the Reconciliation of Adjusted Earnings table on page 8.
Financial Schedules - Page 11

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Calculation of Free Cash Flow (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions (unaudited)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$129.7	$46.5	$234.1	$64.1
Less: Capital expenditures	11.9	18.0	34.1	52.7
Free Cash Flow (Non-GAAP)	$117.8	$28.5	$200.0	$11.4

Financial Schedules - Page 12

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Calculation of Net Debt Ratio (Non-GAAP)

In millions, except ratios (unaudited)	September 30, 2025
Notes payable and current maturities of long-term debt	$102.0
Long-term debt including finance lease obligations	1,158.5
Debt issuance costs	3.4
Total Debt	1,263.9
Less:
Cash and cash equivalents (1)	83.5
Restricted investment (2)	83.9
Net Debt	$1,096.5

Net Debt Ratio (Non-GAAP)
Total Adjusted EBITDA (Non-GAAP)
Twelve months ended December 31, 2024	$362.7
Nine months ended September 30, 2024 (3)	(282.1)
Nine months ended September 30, 2025 (3)	322.5
Total Adjusted EBITDA (Non-GAAP) - last twelve months (LTM) as of September 30, 2025	$403.1

Net debt ratio (Non-GAAP)	2.7x
_______________
(1) Includes $0.1 million of Restricted Cash related to the New Market Tax Credit arrangement.
(2) Our restricted investment is a trust managed in order to secure repayment of the finance lease obligation associated with Performance Materials' Wickliffe, Kentucky, manufacturing site at maturity. The trust, presented as Restricted investment on our condensed consolidated balance sheets, originally purchased long-term bonds that mature through 2026. The principal received at maturity of the bonds, along with interest income that is reinvested in the trust, are expected to be equal to or more than the $80.0 million finance lease obligation that is due in 2027. Excludes $0.2 million allowance for credit losses on held-to-maturity debt securities.

(3) Refer to the Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) schedule on page 11 for the reconciliation to the most comparable GAAP financial measure.

Financial Schedules - Page 13